Exhibit 99.1

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Record Third Quarter Results
	• Assets under Management Rise to a Record $43.5 Billion
	• Earnings Per Share increases 79% to $1.29 per share, bolstered by a $0.44 Per Share Swing in Other Income

Rye, New York, November 6, 2013 – GAMCO Investors, Inc. ("GAMCO") (NYSE: GBL) today reported its 2013 third quarter results including revenues of $96.4 million, net income of $33.1 million and earnings per diluted share of $1.29. On a comparable basis, revenues were $82.2 million, net income was $19.0 million, and earnings per diluted share were $0.72 in the third quarter of 2012.

Assets Under Management ("AUM") rose to a record $43.5 billion, up 7.5% from $40.5 billion at June 30, 2013 and up 17.8% from $36.9 billion at September 30, 2012.

Results for the first nine months of 2013 include revenues of $274.8 million, net income of $83.5 million and earnings per diluted share of $3.25, an increase of 48.4% from earnings of $2.19 in the first nine months of 2012.

Financial Highlights	Third Quarter					Year-to-date
($'s in 000's except AUM and per share data)	2012		2013		%D	2012		2013		%D

AUM - end of period (in millions)	$36,945		$43,507		17.8%	$36,945		$43,507		17.8%
AUM - average (in millions)	36,351		42,620		17.2	35,971		40,478		12.5

Revenues	82,231		96,377		17.2	245,004		274,848		12.2

Operating income before management fee	32,068		38,357		19.6	96,246		109,694		14.0
Operating margin before management fee	39.0%		39.8%			39.3%		39.9%

Operating income after management fee	29,012		32,728		12.8	86,391		95,239		10.2
Operating margin after management fee	35.3%		34.0%			35.3%		34.7%

Extinguishment of Debt	(6,305)		-			(6,307)		(137)
Other income/(expense), net	(1,446)		17,991			2,446		34,991

Income before income taxes	27,566		50,719		84.0	88,837		130,230		46.6
Effective tax rate	30.7%		34.5%			34.8%		35.7%

Net income	19,004		33,098		74.2	57,945		83,536		44.2
Net income per share	$0.72	(a)	$1.29	(b)	79.2%	$2.19	(a)	$3.25	(b)	48.4%

Shares outstanding at September 30	26,606		26,017			26,606		26,017
(a) After a $0.08 per fully diluted share charge for the three and nine months ended September 30, 2012 related to the extinguishment of debt from the Dutch Auction of the 0% Subordinated Debentures.
(b) After a $0.01 per fully diluted share charge in the third quarter of 2013 for shareholder-designated charitable contribution program and $0.12 per fully diluted share charge for the nine months ended September 30, 2013.

Assets Under Management

Total firm AUM increased to a record $43.5 billion at September 30, 2013, up $3.0 billion from the second quarter and $6.6 billion higher than the third quarter of 2012.  Our third quarter 2013 net inflows were $618 million, market appreciation totaled $2.6 billion and net open- and closed-end fund distributions were $146 million.

AUM in our open end funds increased $1.4 billion during the quarter to $17.3 billion at September 30, 2013. Net inflows into our open-end funds totaled $522 million, reflecting an annualized organic growth rate of 13.2%, while distributions (net of reinvestments) totaled $28 million and market appreciation added $924 million.  AUM in (y)our open-end equity funds totaled $15.6 billion, 9.8% ahead of the previous quarter end AUM and 22.1% higher than the year earlier period.

Institutional and private wealth management AUM increased 7.3% from the June 2013 quarter end to $18.6 billion and was 22.6% higher than the comparable 2012 quarter end.

Our investment partnerships' AUM increased to $805 million on September 30, 2013 from $778 million on June 30, 2013.

Firm wide, net inflows during the first nine months of 2013 were $1.4 billion, market appreciation totaled $6.2 billion and net open- and closed-end fund distributions were $436 million. This compares with net inflows of $110 million, market appreciation of $3.1 billion and net open- and closed-end fund distributions of $331 million in the first nine months of 2012.

Revenues

-	Revenues for the third quarter of 2013 were $96.4 million versus $82.2 million in the prior year.

-
Investment advisory and incentive fees were $80.4 million in the third quarter of 2013, an increase of $12.6 million or 18.7% from the comparable 2012 quarter.  Revenues were generally driven by growth in average AUM in our open- and closed-end funds and higher billable assets in our institutional and private wealth management accounts.

-	Average AUM in the open-end equity funds were $15.1 billion, an increase of 19.8% from $12.6 billion in the comparable 2012 quarter.

-	Average AUM in the institutional and private wealth management accounts were $18.1 billion, 21.8% higher than the prior year period.

-	Incentive fees earned during the 2013 quarter totaled $0.5 million versus $0.8 million in the third quarter of 2012.

-
Revenues from the distribution of our open-end funds and other income were $13.5 million for the third quarter 2013, an increase of $2.4 million, or 21.6%, from the prior year quarter of $11.1 million.

-	Our institutional research services generated revenues of $2.4 million in the third quarter 2013 versus $3.3 million in the prior year period.

Operating Income

Operating income before management fee was $38.4 million in the third quarter 2013 versus $32.1 million in the third quarter 2012.  Operating margin before management fee improved to 39.8% versus 39.0% in the third quarter of 2012. Management believes evaluating operating income before management fee is an important measure in analyzing the Company's operating results. Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Operating income, which is net of management fee expense, was $32.7 million in the third quarter of 2013 versus $29.0 million in the prior year period, an increase of $3.7 million, or 12.8%.  The operating margin was 34.0% in the third quarter of 2013 versus 35.3% in the comparable prior year period.  Management fee expense, which is incentive based and entirely variable, resulted in the lower operating margin quarter over quarter.

Other income (expense)

Other income/(expense), net, was $18.0 million, or $0.41 per diluted share, in the 2013 quarter versus an expense of $1.4 million, or ($0.03) per diluted share, in the third quarter of 2012.  Gains from investments in mutual funds, alternative products and proprietary accounts were $19.3 million in the 2013 quarter versus gains of $7.5 million in the third quarter of 2012. Included in the 2013 trading profits is $5.5 million, or $0.12 per diluted share, of gains from the sale of available for sale securities. Last year's results included a charge of $6.3 million related to purchases of the Company's 0% subordinated debentures.  Dividend and interest income totaled $1.1 million up from $0.9 million in the prior year period.  Interest expense was $2.2 million in the 2013 third quarter; $1.4 million lower than the prior year quarter due to the third quarter 2012 repurchase of $64.1 million (face value) in 0% subordinated debentures through a tender offer as well as the maturity of the $99 million of 5.5% senior notes on May 15, 2013.

Income Taxes

The effective tax rate for the quarter ended September 30, 2013 was 34.5% compared to the 2012 quarter effective tax rate of 30.7%.  The third quarter 2012 rate included a benefit of 5.1% resulting from the difference between the tax and book basis of the 0% debentures repurchased in the tender offer completed in July 2012.

Business and Investment Highlights

-
On September 5, 2013, GAMCO announced the final results of its Shareholder-Designated Charitable Contribution Program with 75% of all registered shareholders, comprising more than 99% of eligible shares, participating in distributing over $5.3 million to 86 different 501(c)(3) charities.  Each shareholder was eligible to direct a donation of $0.25 per registered share owned to a designated charity of their choice.

-	Standard & Poor's Ratings Services issued a report on August 29, 2013 reaffirming its investment grade rating on GAMCO.

-
The Board of Trustees of The Gabelli Dividend & Income Trust (NYSE: GDV) approved, subject to shareholder and other regulatory approvals, the creation of a newly formed diversified, closed-end fund that draws upon our global research to invest in the equities of SMID (small- and mid-capitalization) value stocks within and outside the U.S. GDV would contribute approximately $100 million of its cash and/or securities and would then distribute shares of the new fund pro rata to the common shareholders of GDV.

-	On July 25, 2013, The Gabelli Healthcare & WellnessRx Trust (NYSE: GRX) completed a rights offering raising $33 million of new equity. The offering was heavily over-subscribed.

-
Our "In the News" and "On the Air" section of our website features interviews with Portfolio Managers including Barbara Marcin, Howard Ward, Chris Marangi, Jeff Jonas, Kevin Dreyer, Caesar Bryan and Dan Miller as they address world markets, industries, and portfolio specifics.  Please visit the Gabelli website at www.gabelli.com/inthenews.html.

-	Sergey Dluzhevskiy was named the #2 stock picker in the Diversified Telecommunications Services sector by Thomson Reuters for their 2013 annual The Financial Times/StarMine Analyst Awards.

Balance Sheet – $624.6 million of Cash and Investments at Quarter End

We ended the quarter with cash and investments of $624.6 million, debt of $117.3 million ($120.5 million face value) and equity attributable to GAMCO shareholders of $435.9 million.  We have $400 million available on our universal shelf registration which allows us the flexibility to issue any combination of senior and subordinated debt securities, convertible debt securities and common and preferred equity. Together with earnings from operations, the shelf provides us with opportunities to do acquisitions, lift-outs, seed new investment strategies, co-invest as well as shareholder compensation including share repurchase and dividends.

Shareholder Compensation

During the first nine months of 2013, we returned $13.3 million of our earnings to shareholders through dividends and stock repurchases.  We repurchased 159,259 shares at an average price of $57.97 per share through our stock buyback program, for a total investment of $9.2 million. Reflecting our 20% increase in the quarterly dividend, we returned $4.1 million in cash dividends.

On November 6, 2013, GAMCO's Board of Directors declared a special dividend of $0.50 per share and a regular quarterly dividend of $0.06 per share both payable on December 24, 2013 to its Class A and Class B shareholders of record on December 10, 2013.

GAMCO announced on November 6, 2013, that its Board of Directors increased the share buyback authorization by an additional 500,000 shares.  As a result, there are 986,684 shares available to be repurchased under our existing buyback plan.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company's proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

B.
Operating income before management fee expense per share and other income, net per share are used by management for purposes of evaluating its business operations.  We believe these measures are useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The positive swing of $0.44 per fully diluted share is derived by making certain necessary adjustments, as shown in the table below, to arrive at a net impact for each period and then calculating the difference.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share, is provided below.

	3rd Quarter		YTD September
	2012	2013	2012	2013
Operating income before management fee	$32,068	$38,357	$96,246	$109,694
Management fee expense	(3,201)	(3,836)	(9,610)	(10,956)
Tax expense	(8,867)	(11,921)	(30,143)	(35,205)
Noncontrolling interest expense	(189)	5	242	201
Operating income (after management fee and taxes)	19,811	22,605	56,735	63,734
Per fully diluted share	$0.75	$0.88	$2.14	$2.48

Other income/(expense), net	$(1,446)	$17,991	$2,446	$34,991
Management fee (expense)/benefit	145	(1,793)	(245)	(3,499)
Tax (expense)/benefit	400	(5,594)	(766)	(11,229)
Noncontrolling interest (expense)/benefit	94	(111)	(225)	(461)
Other income/(expense), net (after management fee and taxes)	$(807)	$10,493	$1,210	$19,802
Per fully diluted share	$(0.03)	$0.41	$0.05	$0.77

Net income per fully diluted share	$0.72	$1.29	$2.19	$3.25
Diluted weighted average shares outstanding	26,439	25,700	26,480	25,717

C.	Shareholder-designated charitable contribution program expense, net of management fee and tax benefit, per diluted share:

	3rd Quarter	YTD
(in thousands, except per share data)	2013	2013
Shareholder-designated charitable contribution program	$313	$5,313
Management fee and tax benefit	135	2,291
Net expense	$178	$3,022

Shareholder-designated charitable contribution program charge per share	$0.01	$0.12
Diluted weighted average shares outstanding	25,700	25,717

D.	Realized gains from sales of available for sale securities, net of management fee and tax benefit, per diluted share:

	3rd Quarter	YTD
(in thousands, except per share data)	2013	2013
Realized gains from sales of available for sale securities	$5,539	$15,116
Management fee and tax benefit	2,398	6,545
Net gain	$3,141	$8,571

Realized gains from sales of available for sale securities per share	$0.12	$0.33
Diluted weighted average shares outstanding	25,700	25,717

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 3rd Quarter 2013
				Fund
		Market		distributions,
	June 30,	appreciation/	Net cash	net of	September 30,
	2013	(depreciation)	flows	reinvestments	2013
Equities:
Open-end Funds	$14,188	$924	$497	$(28)	$15,581
Closed-end Funds	6,409	374	56	(118)	6,721
Institutional & PWM - direct	14,069	946	11	-	15,026
Institutional & PWM - sub-advisory	3,185	294	24	-	3,503
Investment Partnerships	778	17	10	-	805
SICAV (a)	93	2	(1)	-	94
Total Equities	38,722	2,557	597	(146)	41,730
Fixed Income:
Money-Market Fund	1,689	-	25	-	1,714
Institutional & PWM	67	-	(4)	-	63
Total Fixed Income	1,756	-	21	-	1,777
Total Assets Under Management	$40,478	$2,557	$618	$(146)	$43,507

The Company reported Assets Under Management as follows (in millions):

Table II: Fund Flows - Nine months ended September 30, 2013
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	September 30,
	2012	(depreciation)	flows	reinvestments	2013
Equities:
Open-end Funds	$12,502	$2,053	$1,116	$(90)	$15,581
Closed-end Funds	6,288	627	152	(346)	6,721
Institutional & PWM - direct	12,030	2,789	207	-	15,026
Institutional & PWM - sub-advisory	2,924	679	(100)	-	3,503
Investment Partnerships	801	30	(26)	-	805
SICAV (a)	119	4	(29)	-	94
Total Equities	34,664	6,182	1,320	(436)	41,730
Fixed Income:
Money-Market Fund	1,681	-	33	-	1,714
Institutional & PWM	60	-	3	-	63
Total Fixed Income	1,741	-	36	-	1,777
Total Assets Under Management	$36,405	$6,182	$1,356	$(436)	$43,507

Table III: Assets Under Management
	September 30,	September 30,	%
	2012	2013	Inc.(Dec.)
Equities:
Open-end Funds	$12,758	$15,581	22.1%
Closed-end Funds	6,365	6,721	5.6
Institutional & PWM - direct	12,189	15,026	23.3
Institutional & PWM - sub-advisory	2,912	3,503	20.3
Investment Partnerships	785	805	2.5
SICAV (a)	121	94	(22.3)
Total Equities	35,130	41,730	18.8
Fixed Income:
Money-Market Fund	1,752	1,714	(2.2)
Institutional & PWM	63	63	-
Total Fixed Income	1,815	1,777	(2.1)
Total Assets Under Management	$36,945	$43,507	17.8%

Table IV: Assets Under Management by Quarter

						%D
	9/12	12/12	3/13	6/13	9/13	9/12	6/13
Equities:
Open-end Funds	$12,758	$12,502	$13,813	$14,188	$15,581	22.1%	9.8%
Closed-end Funds	6,365	6,288	6,557	6,409	6,721	5.6	4.9
Institutional & PWM - direct	12,189	12,030	13,690	14,069	15,026	23.3	6.8
Institutional & PWM - sub-advisory	2,912	2,924	3,299	3,185	3,503	20.3	10.0
Investment Partnerships	785	801	796	778	805	2.5	3.5
SICAV (a)	121	119	113	93	94	(22.3)	1.1
Total Equities	35,130	34,664	38,268	38,722	41,730	18.8	7.8
Fixed Income:
Money-Market Fund	1,752	1,681	1,758	1,689	1,714	(2.2)	1.5
Institutional & PWM	63	60	64	67	63	-	(6.0)
Total Fixed Income	1,815	1,741	1,822	1,756	1,777	(2.1)	1.2
Total Assets Under Management	$36,945	$36,405	$40,090	$40,478	$43,507	17.8%	7.5%

(a) Includes $102 million, $104 million, $99 million, $90 million and $92 million of proprietary seed capital at September 30, 2012,
December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended September 30,
			% Inc.
	2012	2013	(Dec.)

Investment advisory and incentive fees	$67,790	$80,438	18.7%
Distribution fees and other income	11,139	13,545	21.6
Institutional research services	3,302	2,394	(27.5)
Total revenues	82,231	96,377	17.2

Compensation costs	32,948	39,803	20.8
Distribution costs	10,386	12,769	22.9
Other operating expenses	6,829	5,448	(20.2)
Total expenses	50,163	58,020	15.7

Operating income before management fee	32,068	38,357	19.6

Investment income	8,445	20,468
Extinguishment of debt	(6,305)	-
Interest expense	(3,586)	(2,164)
Shareholder-designated contribution	-	(313)
Other income/(expense), net	(1,446)	17,991

Income before management fee and income taxes	30,622	56,348	84.0
Management fee expense	3,056	5,629
Income before income taxes	27,566	50,719	84.0
Income tax expense	8,467	17,515
Net income	19,099	33,204	73.9
Net income/(loss) attributable to noncontrolling interests	95	106
Net income attributable to GAMCO Investors, Inc.	$19,004	$33,098	74.2

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.72	$1.29	79.2

Diluted	$0.72	$1.29	79.2

Weighted average shares outstanding:
Basic	26,250	25,625	(2.4)

Diluted	26,439	25,700	(2.8)

Actual shares outstanding (a)	26,606	26,017	(2.2%)

Notes:
(a) Includes 371,500 and 427,700 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 12.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
			% Inc.
	2012	2013	(Dec.)

Investment advisory and incentive fees	$202,783	$230,488	13.7%
Distribution fees and other income	33,768	37,420	10.8
Institutional research services	8,453	6,940	(17.9)
Total revenues	245,004	274,848	12.2

Compensation costs	100,423	113,214	12.7
Distribution costs	30,575	35,650	16.6
Other operating expenses	17,760	16,290	(8.3)
Total expenses	148,758	165,154	11.0

Operating income before management fee	96,246	109,694	14.0

Investment income	21,172	48,889
Extinguishment of debt	(6,307)	(137)
Interest expense	(12,419)	(8,448)
Shareholder-designated contribution	-	(5,313)
Other income, net	2,446	34,991

Income before management fee and income taxes	98,692	144,685	46.6
Management fee expense	9,855	14,455
Income before income taxes	88,837	130,230	46.6
Income tax expense	30,909	46,434
Net income	57,928	83,796	44.7
Net income attributable to noncontrolling interests	(17)	260
Net income attributable to GAMCO Investors, Inc.	$57,945	$83,536	44.2

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$2.20	$3.25	47.7

Diluted	$2.19	$3.25	48.4

Weighted average shares outstanding:
Basic	26,309	25,682	(2.4)

Diluted	26,480	25,717	(2.9)

Actual shares outstanding (a)	26,606	26,017	(2.2%)

Notes:
(a) Includes 371,500 and 427,700 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 12.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2012									2013
	1st	2nd	3rd		YTD		4th		Full	1st	2nd	3rd	YTD
	Quarter	Quarter	Quarter		2012		Quarter		Year	Quarter	Quarter	Quarter	2013
Income Statement Data:

Revenues	$81,749	$81,024	$82,231		$245,004		$99,277		$344,281	$86,181	$92,290	$96,377	$274,848

Expenses	50,553	48,042	50,163		148,758		71,375	(a)	220,133	51,474	55,660	58,020	165,154

Operating income before
management fee	31,196	32,982	32,068		96,246		27,902		124,148	34,707	36,630	38,357	109,694

Investment income/(loss)	15,114	(2,389)	2,140	(b)	14,865	(b)	7,220		22,085	13,636	14,648	20,468	48,752
Interest expense	(4,404)	(4,429)	(3,586)		(12,419)		(3,480)		(15,899)	(3,488)	(2,796)	(2,164)	(8,448)
Shareholder-designated contribution	-	-	-		-		-		-	(5,000)	-	(313)	(5,313)
Other income/(expense), net	10,710	(6,818)	(1,446)		2,446		3,740		6,186	5,148	11,852	17,991	34,991

Income before management
fee and income taxes	41,906	26,164	30,622		98,692		31,642		130,334	39,855	48,482	56,348	144,685
Management fee expense	4,184	2,615	3,056		9,855		3,163		13,018	3,980	4,846	5,629	14,455
Income before income taxes	37,722	23,549	27,566		88,837		28,479		117,316	35,875	43,636	50,719	130,230
Income tax expense	13,756	8,686	8,467		30,909		10,812		41,721	13,195	15,724	17,515	46,434
Net income	23,966	14,863	19,099		57,928		17,667		75,595	22,680	27,912	33,204	83,796
Net income/(loss) attributable
to noncontrolling interests	130	(242)	95		(17)		73		56	135	19	106	260
Net income attributable to
GAMCO Investors, Inc.	$23,836	$15,105	$19,004		$57,945		$17,594		$75,539	$22,545	$27,893	$33,098	$83,536

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.90	$0.58	$0.72		$2.20		$0.67		$2.87	$0.88	$1.09	$1.29	$3.25

Diluted	$0.90	$0.57	$0.72		$2.19		$0.67		$2.86	$0.88	$1.09	$1.29	$3.25

Weighted average shares outstanding:
Basic	26,415	26,258	26,250		26,309		26,208		26,283	25,742	25,679	25,625	25,682

Diluted	26,533	26,426	26,439		26,480		26,305		26,436	25,758	25,689	25,700	25,717
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$31,196	$32,982	$32,068		$96,246		$27,902		$124,148	$34,707	$36,630	$38,357	$109,694
Deduct: management fee expense	4,184	2,615	3,056		9,855		3,163		13,018	3,980	4,846	5,629	14,455
Operating income	$27,012	$30,367	$29,012		$86,391		$24,739		$111,130	$30,727	$31,784	$32,728	$95,239

Operating margin before
management fee	38.2%	40.7%	39.0%		39.3%		28.1%		36.1%	40.3%	39.7%	39.8%	39.9%
Operating margin after
management fee	33.0%	37.5%	35.3%		35.3%		24.9%		32.3%	35.7%	34.4%	34.0%	34.7%

(a) Includes $10.1 million in expenses from the acceleration of RSAs.
(b) Includes $6.3 million loss on extinguishment of $64.6 million (face value) of 0% Subordinated Debentures.

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	September 30,	December 31,	September 30,
	2012	2012	2013

ASSETS

Cash and cash equivalents	$288,685	$190,608	$245,411
Investments (a)	402,272	378,263	379,184
Receivable from brokers	55,159	50,655	43,854
Other receivables	36,205	52,600	38,975
Income tax receivable	1,018	1,014	433
Other assets	15,232	17,589	26,765

Total assets	$798,571	$690,729	$734,622

LIABILITIES AND EQUITY

Payable to brokers	$28,039	$14,346	$14,675
Income taxes payable and deferred tax liabilities	16,445	25,394	28,726
Compensation payable	33,998	10,535	86,174
Securities sold short, not yet purchased	3,856	3,136	7,725
Accrued expenses and other liabilities	36,513	32,656	35,564
Sub-total	118,851	86,067	172,864

5.5% Senior notes (repaid May 15, 2013)	99,000	99,000	-
5.875% Senior notes (due June 1, 2021)	100,000	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	17,118	17,366	17,347
Total debt	216,118	216,366	117,347
Total liabilities	334,969	302,433	290,211

Redeemable noncontrolling interests	20,228	17,362	5,765

GAMCO Investors, Inc.'s stockholders' equity	440,013	367,608	435,857
Noncontrolling interests	3,361	3,326	2,789
Total equity	443,374	370,934	438,646

Total liabilities and equity	$798,571	$690,729	$734,622

(a) Includes investments in sponsored registered investment companies of $64.2 million, $61.9 million and $43.7 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $21.8 million, $21.7 million and $20.5 million, respectively.